UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

THORATEC CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-49798	94-2340464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 847-8600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02            Termination of Material Definitive Agreement

In connection with the consummation of the Merger (as defined below) of Thoratec Corporation, a California corporation (“Thoratec” or the “Company”) as described in Item 2.01 below, Thoratec terminated its Credit Agreement dated as of December 19, 2011 among Thoratec as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Such termination became effective at the effective time of the Merger (the “Effective Time”).

The Credit Agreement provided for a $50 million credit facility.  As of the Effective Time, there were no loans outstanding under the Credit Agreement.  No early termination penalties were incurred by the Company as a result of the termination.

Item 2.01            Completion of Acquisition or Disposition of Assets.

On October 8, 2015, SJM Thunder Holding Company (“SJM Holdings”), a Delaware corporation and a wholly owned subsidiary of St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical”), consummated the acquisition of Thoratec pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 21, 2015 (the “Merger Agreement”), by and among SJM International, Inc. (“SJMI”), a Delaware corporation (which subsequently assigned its rights under the Merger Agreement to SJM Holdings, an affiliate of SJMI), Spyder Merger Corporation, a California corporation and a wholly owned subsidiary of SJM Holdings (“Merger Sub”), Thoratec, and, solely with respect to certain provisions, St. Jude Medical. At the Effective Time, Merger Sub merged with and into Thoratec (the “Merger”), with Thoratec surviving the Merger as a wholly owned subsidiary of SJM Holdings and St. Jude Medical.

At the Effective Time, (i) each outstanding share of Thoratec common stock (the “Common Stock”) was converted into the right to receive $63.50 in cash, without interest thereon (other than any shares of Common Stock owned by Thoratec as treasury stock, any shares owned, directly or indirectly, by SJM Holdings, Merger Sub or any subsidiary of SJM Holdings, Merger Sub or Thoratec, and dissenting shares, if any, all of which were not so converted); (ii) each vested option to purchase Common Stock (each a “Stock Option”) outstanding immediately prior to the Effective Time was cancelled and converted into the right of the holder to receive a payment in cash, without interest and subject to deduction for any required withholding taxes, of an amount equal to the number of shares of Common Stock underlying the vested Stock Option multiplied by the excess, if any, of $63.50 over the per share exercise price of such Stock Option; and (iii) each vested award of Thoratec restricted stock units and performance share units outstanding immediately prior to the Effective Time was cancelled and converted into the right of the holder to receive a payment in cash, without interest and subject to deduction for any required withholding taxes, equal to $63.50. The transaction is valued at approximately $3.3 billion, net of cash acquired. The treatment in the Merger of Thoratec’s unvested stock options, restricted stock units and performance share units is described in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Thoratec’s Current Report on Form 8-K filed with the SEC on July 22, 2015, and is incorporated herein by reference.

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on October 8, 2015, Thoratec notified NASDAQ of the consummation of the Merger and requested that trading in the Common Stock be suspended as of close of business on October 8, 2015, and that the Common Stock be withdrawn from listing on the NASDAQ Global Select Market. Trading of the Common Stock was suspended as of the close of business on October 8, 2015. Thoratec also requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock.

Item 3.03            Material Modification to Rights of Security Holders.

As a result of the Merger, each share of the Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive $63.50 in cash, without interest thereon (other than any shares of the Common Stock owned by Thoratec as treasury stock, any shares owned, directly or indirectly, by SJM Holdings, Merger Sub or any subsidiary of SJM Holdings, Merger Sub or Thoratec, and dissenting shares, if any, all of which were not so converted). Effective as of the close of business on October 8, 2015, the Common Stock, which traded under the symbol “THOR”, was suspended from trading on the NASDAQ Global Select Market.  The information set forth in Item 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01            Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Thoratec became a wholly owned subsidiary of SJM Holdings and St. Jude Medical and, accordingly, a change in control of Thoratec occurred. As a result of the change of control, Thoratec intends to terminate its reporting obligations under the U.S. Securities Exchange Act of 1934, as amended, by filing a Form 15 with the SEC. The transaction is valued at approximately $3.3 billion, net of cash acquired.  The information set forth in Item 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, the Company and Gary Burbach, the Company’s former president and chief executive officer, entered into an amendment of Mr. Burbach’s transition and separation agreement dated September 21, 2014 (the “Separation Agreement”) to provide that Mr. Burbach’s consulting services under the Separation Agreement would be terminated as of October 8, 2015, immediately prior to the closing of the Merger.  This amendment also provides Mr. Burbach with a cash payment from the Company in the amount of $60,000, which constitutes the consulting fees he would have received had he continued to provide services to the Company pursuant to the Separation Agreement through March 31, 2016 and the accelerated vesting and exercisability, as applicable, of the stock option and restricted stock unit awards held by Mr. Burbach that would have vested had he continued to provide services to the Company pursuant to the Separation Agreement through March 31, 2016.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of the eight directors of Thoratec (Neil F. Dimick, D. Keith Grossman, J. Daniel Cole, Steven H. Collis, William A. Hawkins, III, Paul A. LaViolette, Martha H. Marsh and Todd C. Schermerhorn) ceased to be directors of Thoratec, and the directors of Merger Sub, consisting of Donald J. Zurbay, Jason Zellers, Jeffrey A. Dallager, Kashif Rashid and Aron Allen, became directors of Thoratec (as the surviving corporation) and will continue to serve as such until the death, resignation, removal or replacement of such persons as provided by law and the certificate of incorporation and bylaws of the surviving corporation.  Effective as of the Effective Time, each of the officers of Thoratec resigned as officers of Thoratec and SJM Holdings appointed officers of Thoratec, including Donald J. Zurbay, as President, Jason Zellers as Vice President and Secretary and Jeffrey A. Dallager as Vice President, Chief Financial Officer and Treasurer.

The employment of each of the Company’s named executive officers, D. Keith Grossman, President and Chief Executive Officer; David A. Lehman, Senior Vice President, General Counsel and Secretary; Taylor C. Harris, Vice President and Chief Financial Officer; Niamh Pellegrini, President North America; and Vasant Padmanabhan, Senior Vice President, Technical Operations, was terminated as of the Effective Time.  In connection with such terminations of employment, the vesting and exercisability of the Stock Option, restricted stock unit and performance unit awards held by each named executive officer accelerated in full immediately prior to the Effective Time.  The named executive officers will also receive (i) their annual bonus pursuant to an amendment to the Company’s bonus plans previously disclosed on the Company’s Form 8-K filed on July 22, 2015 and (ii) a cash amount sufficient to pay any excise tax required to be paid by the named executive officer in connection with the Merger under Internal Revenue Code Section 4999, as well as any additional income, employment and excise taxes payable with respect to the payment for such excise taxes pursuant to individual letter agreements between each named executive officer (except Mr. Lehman) and the Company, the form of which was filed as Exhibit 10.1 on the Company’s Form 8-K filed on July 22, 2015.  In addition, each named executive officer will be eligible for severance benefits and payments pursuant to the terms and conditions of previously disclosed individual employment agreements or separation benefits agreements with the Company.

Item 5.03.                    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s articles of incorporation were amended as set forth in Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference. Also at the Effective Time, the Company’s bylaws were amended and restated in their entirety as set forth in Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07            Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders held on October 7, 2015, the shareholders of Thoratec voted on the proposals set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on September 8, 2015. The final results regarding each proposal are set forth below. There were 54,789,806 shares issued and outstanding on the record date for the special meeting and entitled to vote thereat, and 44,969,642 shares were represented in person or by proxy at the special meeting, which number constituted a quorum.

Proposal No. 1. To approve the Merger Agreement, and the Merger, with Thoratec surviving the Merger as an indirect wholly owned subsidiary of St. Jude Medical pursuant thereto (the “Merger Proposal”).

This proposal was approved by the requisite vote of the Company’s shareholders.

For	Against	Abstain	Broker Non- Votes
44,814,238	25,081	56,443	73,880

Proposal No. 2. To adjourn the special meeting to solicit additional votes to approve the Merger Proposal, if necessary or appropriate.

Adjournment of the special meeting was deemed not necessary or appropriate because there was a quorum present and there were sufficient votes at the time of the special meeting to approve the adoption of the Merger Agreement.

Proposal No. 3. To approve on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger.  This proposal was approved by the requisite vote of the Company’s shareholders.

For	Against	Abstain	Broker Non- Votes
22,491,511	21,855,597	548,654	73,880

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the impact of the Merger on Thoratec’s relationships with its employees, existing customers or potential future customers and such other risks and uncertainties pertaining to the Thoratec’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Thoratec assumes no obligation to update any forward-looking statement contained in this document.

Item 9.01.                    Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of July 21, 2015, by and among Thoratec Corporation, SJM International, Inc. (which subsequently assigned its rights under the Merger Agreement to its affiliate SJM Thunder Holding Company), Spyder Merger Corporation, and St. Jude Medical, Inc. (certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the SEC upon request) (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 000-49798) filed on July 22, 2015).

3.1	Amended and Restated Articles of Incorporation of Thoratec Corporation.

3.2	Amended and Restated Bylaws of Thoratec Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORATEC CORPORATION

Dated: October 8, 2015	/s/ Donald J. Zurbay
Name: Donald J. Zurbay
Title: President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of July 21, 2015, by and among Thoratec Corporation, SJM International, Inc. (which subsequently assigned its rights under the Merger Agreement to its affiliate SJM Thunder Holding Company), Spyder Merger Corporation, and St. Jude Medical, Inc. (certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the SEC upon request) (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 000-49798) filed on July 22, 2015).

3.1	Amended and Restated Articles of Incorporation of Thoratec Corporation.

3.2	Amended and Restated Bylaws of Thoratec Corporation.